Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 11, 2008, which included an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” and the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Innodata Isogen, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Innodata Isogen, Inc. on Form S-8 (Registration No. 33-85530, dated October 21, 1994, Registration No. 333-3464, dated April 18, 1996, Registration No. 33-63085, dated September 9, 1998 and Registration No. 333-82185, dated July 2, 1999, and Registration No. 333-118506, dated August 24, 2004) and on Form S-3 (Registration No. 33-62012, dated April 11, 1996, Registration No. 333-91649, dated January 6, 2000 and Registration No. 333-51400, dated January 2, 2001).

/s/ GRANT THORNTON LLP

Edison, New Jersey
March 11, 2008